Exhibit 10.1

SECOND AMENDMENT TO SECURITIES PURCHASE AGREEMENT AND JUNIOR CONVERTIBLE NOTE

This SECOND AMENDMENT TO SECURITIES PURCHASE AGREEMENT AND JUNIOR CONVERTIBLE NOTE (“Amendment”) is dated as of February 25, 2026, and is entered into by and among Roadzen Inc., a BVI business company limited by shares incorporated with limited liability in the British Virgin Islands (the “Company”), and _______________ (the “Purchaser”). The Company and the Purchaser are hereinafter sometimes collectively referred to as the “Parties” and each individually as a “Party”.

RECITALS:

WHEREAS, the Company and the Purchaser are party to (i) that certain Securities Purchase Agreement dated November 20, 2025 (as amended on January 20, 2026, the “SPA”), and (ii) that certain Junior Convertible issued by the Company to the Purchaser pursuant to the SPA (as amended on January 20, 2026, the “Note”);

WHEREAS, the Company and the Purchaser desire to amend certain terms and conditions of the Note as provided herein;

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Definitions. Capitalized terms used in this Amendment but not otherwise defined herein have the meanings given such terms in the SPA or the Note, as applicable.

2. Amendments and Agreements regarding the Note.

(a)	Section 31(r) of the Note is amended and restated as follows: “Installment Date” means (A) with respect to the first such date, April 21, 2026, (B) with respect to the second such date, May 21, 2026, and (C) with respect to all such dates subsequent thereto, the date that is three (3) calendar months from the previous Installment Date until the Maturity Date;”

(b)	A new Section 4(aa) is added to the SPA as follows:

(aa) PARTICIPATION RIGHT

i.	Grant. The Company grants to the Holder a right (the “Participation Right”) to participate in any Subsequent Financing (as defined below) by purchasing up to the greater of (x) thirty-five percent (35%) of the aggregate principal amount, aggregate liquidation preference, or gross proceeds (as applicable) of the credit financing, note financing, equity securities, or other securities issued in such Subsequent Financing or (y) such percentage of aggregate principal amount, aggregate liquidation preference, or gross proceeds (as applicable) of the credit financing, note financing, equity securities, or other securities issued in such Subsequent Financing that is not subscribed for (for any reason) by other investors (collectively, the “Participation Amount”), on the same price and economic terms (including any discounts, warrant coverage, original issue discount, or other economic enhancements) as offered to the other banks, financial institutions or investors in such Subsequent Financing.

ii.	Subsequent Financings. For purposes hereof, “Subsequent Financing” means any issuance or sale by the Company or any of its Subsidiaries of equity securities, preferred equity, convertible securities, or indebtedness (including convertible or exchangeable indebtedness), whether in a private placement, registered offering, or otherwise, in one or a series of related transactions. Subsequent Financing shall not include (x) issuances of Excluded Securities (as defined in the Notes) and (y) issuances by Subsidiaries of securities other than (1) Ordinary Shares and/or (2) securities that are exercisable or exchangeable for or convertible into Ordinary Shares.

iii.	Notice; Election.

a.	At least three (3) Trading Day prior to any proposed or intended Subsequent Financing, the Company shall deliver to the Holder a written notice (each such notice, a “Pre-Notice”), which Pre-Notice shall not contain any information (including, without limitation, material, non-public information) other than: (A) if the proposed Offer Notice (as defined below) constitutes or contains material, non-public information, a statement asking whether the Holder is willing to accept material non-public information or (B) if the proposed Offer Notice does not constitute or contain material, non-public information, (x) a statement that the Company proposes or intends to effect a Subsequent Financing, (y) a statement that the statement in clause (x) above does not constitute material, non-public information and (z) a statement informing the Holder that it is entitled to receive an Offer Notice (as defined below) with respect to such Subsequent Financing upon its written request. Upon the written request of a the Holder within one (1) Trading Day after the Company’s delivery to the Holder of such Pre-Notice, and only upon a written request by the Holder, the Company shall promptly, but no later than one (1) Trading Day after such request, deliver to the Holder an irrevocable written notice (the “Offer Notice”) of any proposed or intended issuance or sale or exchange (the “Offer”) of the securities being offered (the “Offered Securities”) in a Subsequent Financing, which Offer Notice shall (A) identify and describe the Offered Securities, (B) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (C) identify the Persons (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (D) offer to issue and sell to or exchange with the Holder in accordance with the terms of the Offer the Holder’s portion of 35% of the Offered Securities.

b.	Notwithstanding the provisions of Section 4(aa)(iii)(a), if the Offered Securities consist of Ordinary Shares and or warrants to purchase Ordinary Shares only, then the Company shall deliver the Offer Notice to the Holder between the time period of 4:00 pm (New York City time) and 6:00 pm (New York City time) on the Trading Day immediately prior to the Trading Day of the expected announcement of the Subsequent Financing (or, if the Trading Day of the expected announcement of the Subsequent Financing is the first Trading Day following a holiday or a weekend (including a holiday weekend), between the time period of 4:00 pm (New York City time) on the Trading Day immediately prior to such holiday or weekend and 2:00 pm (New York City time) on the day immediately prior to the Trading Day of the expected announcement of the Subsequent Financing).

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iv.	Exercise. The Holder may exercise the Participation Right at any time following receipt of the Offer Notice but prior to 7:00am ET on the date of the consummation of the proposed Subsequent Financing by delivering written notice to the Company. The Company shall allocate to the Holder the full Participation Amount. If the financing is oversubscribed, the Participation Amount shall be reserved for the Holder prior to allocating securities to any other investor.

v.	Subsequent Financing Documents. The Company and the Holder agree that if the Holder elects to participate in the Offer, the transaction documents for the Subsequent Financing with respect to such Offer shall not include any term or provision whereby the Holder shall be required to agree to any restrictions on trading as to any securities of the Company or be required to consent to any amendment to or termination of, or grant any waiver, release or the like under or in connection with, any agreement previously entered into with the Company or any instrument received from the Company.

vi.	Announcement. Notwithstanding anything to the contrary in this Section 4(aa) and unless otherwise agreed to by the Holder, the Company shall either confirm in writing to the Holder that the transaction with respect to the Subsequent Financing has been abandoned or shall publicly disclose its intention to issue the Offered Securities, in either case, in such a manner such that the Holder will not be in possession of any material, non-public information, by the fifth (5th) Business Day following delivery of the Offer Notice. If by such fifth (5th) Business Day, no public disclosure regarding a transaction with respect to the Offered Securities has been made, and no notice regarding the abandonment of such transaction has been received by the Holder, such transaction shall be deemed to have been abandoned and the Holder shall not be in possession of any material, non-public information with respect to the Company or any of its Subsidiaries. Should the Company decide to pursue such transaction with respect to the Offered Securities, the Company shall provide the Holder with another Pre-Notice and the Holder will again have the right of participation set forth in this Section 4(aa).

vii.	Remedy. In the event that the Company fails to notify the Holder of a Subsequent Financing in accordance with this Section 4(aa) or otherwise fails to comply with any of the provisions of this Section 4(aa), then the Holder shall have the right, by delivering a written notice to the Company, during the thirty (30) day calendar period commencing on the date of the first public announcement of the Subsequent Financing to, at the Holder’s option, participate in the Subsequent Financing or subscribe for the securities or debt offered in such Subsequent Financing in a separate transaction on substantially equivalent terms as that of the Subsequent Financing. This paragraph shall not be an exclusive remedy for the Company’s failure to comply with this Section 4(aa).

viii.	Termination. The Participation Right shall terminate on June 20, 2027, except that the provisions of Section 4(aa)(vii) shall survive with respect to any Subsequent Financing consummated prior to the June 20, 2027, in accordance with its terms.

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ix.	Survival; Transferability. The Participation Right shall survive any repayment, redemption or conversion of the Notes prior to such termination date. The Participation Right may be transferred by the Holder together with the Notes (but not separately therefrom) without the consent of any other party hereto.

3. Conditions to Effectiveness. The effectiveness of this Amendment is subject to the prior or concurrent consummation of each of the following conditions:

(a) Signature. Each Party shall have delivered an executed counterpart of its signature page to this Amendment;

(b) No Event of Default. After giving effect to this Amendment and the transactions contemplated hereby, no Event of Default shall have occurred and be continuing; and

4. Reserved

5. Affirmations. The Company acknowledges and agrees:

(a) the Transaction Documents are legal, valid, binding and enforceable against the Company accordance with their respective terms;

(b) the Company’s obligations under the Note and the other Transaction Documents are not subject to any setoff, deduction, claim, counterclaim or defenses of any kind or character whatsoever; and

(c) the Purchaser has fully and timely performed all of its obligations and duties in compliance with the Transaction Documents and applicable law, and has acted reasonably, in good faith and appropriately under the circumstances.

6. Severability. The illegality or unenforceability of any provision of this Amendment shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Amendment.

7. References. Any reference to the Notes contained in any notice, request, certificate, or other document executed concurrently with or after the execution and delivery of this Amendment shall be deemed to include this Amendment unless the context shall otherwise require. Reference in any of this Amendment, the Notes or any other Transaction Document to the Notes shall be a reference to the Notes as amended hereby and as further amended, modified, restated, supplemented or extended from time to time.

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8. Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same agreement. Receipt by telecopy of any executed signature page to this Amendment shall constitute effective delivery of such signature page. This Amendment to the extent signed and delivered by means of a facsimile machine or other electronic transmission (including “pdf”), shall be treated in all manner and respects and for all purposes as an original agreement or amendment and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto shall raise the use of a facsimile machine or other electronic transmission to deliver a signature or the fact that any signature or agreement or amendment was transmitted or communicated through the use of a facsimile machine or other electronic transmission as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

9. Captions. Section captions used in this Amendment are for convenience only and shall not affect the construction of this Amendment.

10. Ratification. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions of the Notes and shall not be deemed to be a consent to the modification or waiver of any other term or condition of the Notes. Except as expressly modified and superseded by this Amendment, the terms and provisions of the Notes and the other Transaction Documents are ratified and confirmed and shall continue in full force and effect. This Amendment constitutes the entire agreement, and supersedes all prior understandings and agreements, among the parties relating to the subject matter hereof.

11. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

12. Disclosure/8-K obligation. The Company will disclose the material terms of this Amendment and the transactions contemplated hereby in a Current Report on Form 8-K, and attaching this Amendment as an exhibit thereto, by not later than 8:30 a.m. on the Trading Day immediately following the execution of this Amendment (the “Form 8-K”). Upon the filing of such Form 8-K, the Company represents to the Holder that it shall have publicly disclosed all “material, non-public information” delivered to the Holder by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers on the date first written above.

Roadzen Inc.

By:	/s/ Rohan Malhotra
Name:	Rohan Malhotra
Title:	CEO

PURCHASER

By:
Name:
Title:

Signature Page to Second Amendment to Securities

Purchase Agreement and Note

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